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                                                                    EXHIBIT 4.3

                                 CERTIFICATE OF TRUST
                                          OF
                                    CFB CAPITAL II


    This Certificate of Trust of CFB CAPITAL II (the "Trust"), dated October 6, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Donald R. Mengedoth, Mark A. Anderson, and Ronald K. Strand, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

1.  NAME.  The name of the business trust formed hereby is CFB Capital II.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
    Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon its filing.

    IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee

                                            By: /s/ W. Chris Sponenberg
                                               -------------------------------
                                            Name:   W. Chris Sponenberg
                                            Title:  Senior Financial Services
                                                    Officer

                                            /s/ Donald R. Mengedoth
                                            ----------------------------------
                                            Donald R. Mengedoth, as Trustee

                                            /s/ Mark A. Anderson
                                            ----------------------------------
                                            Mark A. Anderson, as Trustee

                                            /s/ Ronald K. Strand
                                            ----------------------------------
                                            Ronald K. Strand, as Trustee